SETTLEMENT OF LOANS AGREEMENT
                       (INCORPORATING NEW LOAN AGREEMENT)



                                 by and between


                             CENTURY RESORTS LIMITED
                 (a Mauritian company of Registration No. 50866)
                                     ("CRL")
                                       and

                  CENTURY CASINOS AFRICA (PROPRIETARY) LIMITED
                        (Registration No. 1996/010501/07)
                                     ("CCA")
              (CRL, CCA, and their affiliates collectively, "CGC")

                                       and


                         SILVERSTAR DEVELOPMENT LIMITED
                        (Registration No. 1995/00369/06)
                                 ("SILVERSTAR")


                                       and



                                  JOSE DA SILVA
                                     ("JDS")


                                       and


                       (and, collectively, "the parties")



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WHEREAS:

o CGC is the beneficiary in title to various loan agreements entered into for the purpose of providing funding in support of the efforts of SILVERSTAR, its subsidiaries, and its agents in the pursuit of a casino license for the Western Gauteng region of South Africa;

o The parties wish to agree upon the disposition of the loan funds provided by CGC to date and upon the provision of further funds under defined circumstances and the repayment of same.

o The parties therefore agree subject to the terms and conditions set our herein.

1. INTERPRETATION

     1.1. This agreement shall be exclusively governed and interpreted according to the laws of the Republic of South Africa in all respects.

     1.2. The headings to the clauses of this agreement shall be deemed not to form part of this agreement and shall not affect its interpretation.

     1.3. Except where the context clearly indicates a contrary intention, the singular includes the plural and vice versa, words importing the neuter gender include other genders and vice versa, the word "person" includes a company and any other juristic person and a partnership and any other body of persons (whether corporate or incorporate), and includes in each instance their successors in title.

     1.4. The parties defined above shall maintain their meanings as so defined and the following expressions shall bear the meanings ascribed to them hereunder:

          1.4.1. "additional loan" R3 000 000.00 (three million rand);

          1.4.2. "call loans" a part of all amounts provided to the signature date by way of loans to SILVERSTAR, its subsidiary RHINO RESORTS LIMITED, and through its agent JDS such part totaling R5 595

               000.00 (five million five hundred and ninety five thousand rand);

          1.4.3. "default rate" the prime overdraft rate quoted by Nedbank Limited plus 5% (five per cent) calculated nominal annual compounded monthly in arrear;

          1.4.4. "option agreement" the option agreement entered into by, inter alia, SILVERSTAR, CGC, and AKANI GROUP on even date;

          1.4.5. "prime rate" the prime overdraft rate quoted by Nedbank Limited calculated nominal annual compounded in arrear;

          1.4.6. "signature date" the date that this agreement is signed by the party signing last in time;

     1.5. If any provision in a definition is a substantive provision conferring a right or imposing an obligation on any party then, notwithstanding that it appears by way of definition, effect shall be given to that provision as if it were a substantive provision in the body of this agreement.

     1.6. Where a number of days is to be calculated from a particular day, such number shall be calculated as excluding such particular day and commence on the next day. If the last day of such number so calculated falls on a day which is not a business day, or any specific calendar date given that is not a business day, that last day or that specific date shall be deemed to fall upon the next succeeding day which is a business day.

     1.7. Any reference to days (other than a reference to business days), months, or years shall be a reference to calendar days, months, or years, as the case may be.

2. REPAYMENT OF THE CALL LOANS

     2.1. Upon the signature date, the call loans shall fall immediately due and payable.

     2.2. The call loans shall be settled in full by bank certified cheque or other agreed means of confirmed payment.

     2.3. Repayment of the call loans to CGC shall be in full and final settlement of the claims CGC has, or may have, in respect of the call loans and CGC shall make no further claim whatsoever in respect of the call loans and shall promptly release any and all security which CGC may have held in respect of the call loans. CRL confirms that, after SILVERSTAR has repaid the additional loan as set out in clause 4 together with the full compensation provided for in the option agreement, CRL shall not have any claim of whatsoever nature against SILVERSTAR except for claims in terms of the option agreement and it hereby waives all and any such claims which may exist.

3. ADVANCE OF THE ADDITIONAL LOAN

     3.1. Immediately upon the repayment of the call loans, CCA shall advance the additional loan to SILVERSTAR.

4. TERMS TO THE ADDITIONAL LOAN

     4.1. The repayment by SILVERSTAR of the additional loan shall be by six equal installments upon the payment dates of the seventh through twelfth installments established in the option agreement;

     4.2. Each installment payment of the additional loan shall be accompanied by an interest premium payment of R60 000.00 (sixty thousand rands);

     4.3. In the event that, should the option agreements still be effective and one or more of the installment payments, in accordance with the option agreements, have not been received by CGC in full by 30 June 2006, CCAshall thereafter have the right to apply interest at the prime rate plus 2% (two percent) from 30 June 2006 on the amount not repaid on that date;

     4.4. In the event that the option agreement is terminated or lapses, all non repaid amounts in respect of the additional loan shall remain an obligation of SILVERSTAR and CRL shall thereafter have the right to apply interest at the default rate;

     4.5. In the event an installment payment as measured against the seventh through twelfth installments established in the option agreement is not made by SILVERSTAR when due in terms of 4.1, CCA shall have the right to apply interest at the default rate on the past-due amounts;

     4.6. SILVERSTAR shall establish a sinking fund from such date as the first installment payment under the option agreement falls due and shall maintain in that sinking fund at all times an amount equal to the amount due to CCA in respect of each next installment repayment of the additional loan.


5. REINSTATEMENT OBLIGATION

     5.1. In the event that the option agreement is terminated or lapses prior to the receipt by CGC of the full amounts provided therein, SILVERSTAR shall -

          5.1.1. be liable for a further indebtedness in favour of CRL equal to R 10 000 000.00 (ten million rand) reduced by the total of any amounts CGC may have received under the option agreement prior to the termination or lapsing of that agreement and increased by an amount of R100 000.00 per month for each month, or part month, that elapses between December 31, 2005 and the date the option agreement is terminated or lapses; and

          5.1.2. issue or caused to be transferred to CRL such shares in SILVERSTAR as shall be equal to 1% (one percent) of the issued shares of SILVERSTAR as measured after the issue or transfer of those shares.

     5.2. SILVERSTAR shall record any indebtedness incurred in respect of the reinstatement obligation in favour of CRL in its accounts from the date of the termination or lapsing of the option agreement;

     5.3. From the date of assumption by SILVERSTAR of the reinstatement obligation, CRL shall have the right to apply interest at the prime rate.

6. BREACH

     If, after the entering into of the option agreement, any party ("the defaulting party") breaches any material term and/or condition of this option agreement and fails to remedy such breach within a period of 14 (fourteen) days after receipt of written notice from any other party to remedy same, the aggrieved party shall be entitled, without prejudice to any other rights which it may have in terms of this agreement or at law, to cancel this agreement or to claim immediate specific performance, in either case without prejudice to its rights to claim damages.

7. SIGNATURE IN COUNTERPARTS

     This option agreement may be executed in several counterparts, whether by way of facsimile or otherwise, each of which shall, taken together, constitute one and the same instrument.

8.  DOMICILIUM  CITANDI ET EXECUTANDI

     8.1. The parties choose as their domicilia citandi et executandi for all purposes under this option agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature the following addresses:



                              CRL:

                              Physical:     c/o L&P Financial Services
                                            Attn: Richard Arlove
                                            Fifth Floor TM Building
                                            Pope Hennessey Street
                                            Port St Louis
                                            Mauritius



                              Telefax:      + 1 707 982 7586

                              e-mail        hoetzingerp@cs.com


                              CCA:

                              Physical:     Attn: The Managing Director
                                            c/o 1 Nerina Avenue
                                            Caledon 7230South Africa

                              Telefax:      +27 28 212-2773

                              e-mail        hoetzingerp@cs.com


                              SILVERSTAR:

                              Physical:     34 Buffalo Thorn Road
                                            Fourways Gardens
                                            Fourways 2055
                                            South Africa
                                            Attn: James Forbes



                              Telefax:      +27 86 672-6282

                              e-mail        jforbes@mweb.co.za



                              JOSE DA SILVA:

                              Physical:     47 Amajuba Street
                                            Noordheuwel
                                            Krugersdorp 1744



                              Telefax:      +27 86 672-6282

                              e-mail        jforbes@mweb.co.za

     8.2. Any notice or communication required or permitted to be given in terms of this option agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

     8.3. Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address in South Africa (or Mauritius in respect of CRL) or its telefax number, provided that the change shall become effective on the 10th business day from the deemed receipt of the notice by the other party.

     8.4. Any notice to a party -

          8.4.1. sent by courier in a correctly addressed envelope to it at its chosen address shall be deemed to have been received on the 3rd business day after sending (unless the contrary is proved);

          8.4.2. delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

          8.4.3. sent by telefax to its chosen telefax number stipulated in clause 8, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

     8.5. Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

     8.6. To the extent that any notice is given by a party, it shall equally give notice by way of e-mail.

9. WHOLE AGREEMENT, NO AMENDMENT

     9.1. This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

     9.2. No amendment or consensual cancellation of this settlement of loans agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this settlement of loans agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this settlement of loans agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this settlement of loans agreement shall be binding unless recorded in a written document signed by the parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the party granting such extension, waiver or relaxation). Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

     9.3. No extension of time or waiver or relaxation of any of the provisions or terms of this settlement of loans agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this settlement of loans agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

     9.4. To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

10.  COSTS

     Each party shall pay its own costs pursuant to the negotiation, drafting and implementation of this agreement.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

 DATE       PLACE       WITNESS                         SIGNATURE

                        1.  Debra Wessels//s//     For: CENTURY RESORTS LIMITED
12/01/2004  Johannesburg                                Christian Gernert//s//
                        2.  Shahrina Ramphaul//s//

-

                        1.  Debra Wessels//s//     For: CENTURY CASINOS AFRICA
12/01/2004  Johannesburg                                (PROPRIETARY) LIMITED
                        2.  Shahrina Ramphaul//s//      Christian Gernert//s//



                        1.  Debra Wessels//s//     For: SILVERSTAR DEVELOPMENT
12/01/2004  Johannesburg                                LIMITED
                        2.  Shahrina Ramphaul//s//      Jose Da Silva//s//



                        1.  Debra Wessels/s//           JOSE DA SILVA
12/01/2004  Johannesburg                                Jose Da Silva//s//
                        2.  Shahrina Ramphaul//s//